Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--202 Defined Asset Funds (California, New Jersey, New York and Pennsylvania Trusts)

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-00109 of our opinion dated April 13, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How the Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, NY
May 10, 2000